Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-62630, 2-76637, 2-90384, 33-15949, 33-24397, 33-44294, 33-49740, 33-49742, 33-49762, 33-55551, 33-55549, 333-01477, 333-62665, 333-62669, 333-46790, 333-103757, 333-132013, 333-140980, and 333-140981 on Form S-8 and in Registration Statement No. 333-92134 on Form S-3 of our report dated December 18, 2007, relating to the consolidated financial statements and financial statement schedule of Deere & Company and subsidiaries (“Deere & Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Deere & Company’s adoption of Financial Accounting Standards Board (“FASB”) Statement No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R) which changed its method of accounting for pension and other postretirement benefits as of October 31, 2007), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2007.

DELOITTE & TOUCHE LLP

Chicago, Illinois

December 18, 2007

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